Exhibit 99.1

      Freescale Semiconductor Reports First Quarter 2006 Results

    AUSTIN, Texas--(BUSINESS WIRE)--April 19, 2006--Freescale
Semiconductor (NYSE:FSL) (NYSE:FSL.B), today reported its financial results for the first quarter ended March 31, 2006.


First quarter 2006 highlights include:

    --  Net sales of $1.53 billion;

    --  Gross margin of 45.3%;

    --  Net earnings of $212 million;

    --  Diluted earnings per share of $.50;

    -- Gross margin, net earnings and earnings per share include stock option expense.

    "The Freescale team executed well in the first quarter," said
Michel Mayer, chairman and CEO. "We are starting to see momentum in a number of key areas and our earnings growth continues to be strong."

    First Quarter 2006

    Sales

    Net sales in the first quarter of 2006 were $1.53 billion, compared to $1.48 billion in the fourth quarter of 2005 and $1.44 billion in the first quarter of 2005.

    Net Earnings

    Net earnings for the first quarter of 2006 were $212 million, or $.50 per diluted share, which included incremental stock based compensation expense of $.04 per diluted share associated with the company's adoption of SFAS 123R.
    Also included in the first quarter 2006 net earnings is an after-tax gain of $7 million ($.02 per diluted share) as a cumulative effect of a change in accounting principle associated with the company's adoption of SFAS 123R.
    This compares to results, reported without option expense, of $192 million or $.45 per diluted share in the fourth quarter of 2005 and $85 million or $.20 per diluted share in the first quarter of 2005.

    Operating Earnings

    Operating earnings for the first quarter of 2006 were $207 million or 13.6% of net sales compared to $202 million for the fourth quarter of 2005 and operating earnings of $109 million for the first quarter of 2005.

    Operating Highlights

    Gross margin for the first quarter of 2006 was 45.3%. Adjusting for the gain associated with the Delphi receivable in the fourth quarter of 2005 and stock option expense which began in the first quarter of 2006, gross margins improved by 90 basis points sequentially.
    During the first quarter of 2006, the company repurchased 3.8 million shares of its common stock for $100 million. Capital expenditures for the first quarter were $145 million.
    Cash, cash equivalents, short-term investments and marketable securities included in investments totaled $3.1 billion in the first quarter of 2006.

    Transportation and Standard Products

    The Transportation and Standard Products segment reported net sales of $653 million in the first quarter of 2006, compared to $649 million in the fourth quarter of 2005 and $646 million in the first quarter of 2005.
    The segment's operating earnings were $129 million in the first quarter of 2006 (20% of net sales), compared to $117 million in fourth quarter of 2005 and $96 million in the first quarter of 2005.

    Networking and Computing Systems

    The Networking and Computing Systems segment reported net sales of $351 million in the first quarter of 2006, compared to $338 million in the fourth quarter of 2005 and $349 million in the first quarter of 2005.
    Operating income in the first quarter of 2006 was $81 million (23% of net sales) compared to $73 million in the fourth quarter of 2005 and $56 million in the first quarter of 2005.

    Wireless and Mobile Solutions

    The Wireless and Mobile Solutions segment reported net sales of $506 million in the first quarter of 2006, compared to $476 million in the fourth quarter of 2005 and $427 million in the first quarter of 2005.
    The segment generated operating income of $34 million (7% of net sales) in the first quarter of 2006, compared to operating income of $38 million in the fourth quarter of 2005 and $6 million in the first quarter of 2005.

    Other Operations

    Other operations reported an operating loss of ($37) million in the first quarter of 2006 compared to operating losses of ($26) million in the fourth quarter of 2005 and ($49) million in the first quarter of 2005.

    Second Quarter 2006 Outlook

    For the second quarter of 2006, the company expects to report revenues of $1.50 to $1.60 billion. Gross margins for the second quarter of 2006 are expected to be slightly up from the level reported in the first quarter of 2006.

    Conference Call and Webcast

    Freescale's quarterly earnings call is scheduled to begin at 4:00 p.m. Central Daylight Time (USA) on Wednesday, April 19, 2006. The company will offer a live webcast of the conference call over the Internet at www.freescale.com/investor.

    Caution Regarding Forward-Looking Statements

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as expects, anticipates, plans, believes, estimates, will or words of similar meaning and include statements regarding the plans and expectations for the upcoming quarter, the year and the future. These assumptions are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and could cause actual outcomes to differ materially from the expectations of the company and its management. These uncertainties, risks and changes include, but are not limited to the risk factors discussed from time to time by the company in reports filed with the Securities and Exchange Commission. We urge you to carefully consider these and other risks, which are described in the company's Form 10-K for the year ended December 31, 2005 and in the company's other SEC filings. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

    About Freescale

    Freescale Semiconductor, Inc. (NYSE:FSL) (NYSE:FSL.B) is a global leader in the design and manufacture of embedded semiconductors for the automotive, consumer, industrial, networking and wireless markets. Freescale became a publicly traded company in July 2004. The company is based in Austin, Texas, and has design, research and development, manufacturing or sales operations in more than 30 countries. Freescale, a member of the S&P 500(R), is one of the world's largest semiconductor companies with 2005 sales of $5.8 billion (US). www.freescale.com


            Freescale Semiconductor, Inc. and Subsidiaries
           Condensed Consolidated Statements of Operations
               (In millions, except per share amounts)
                             (Unaudited)

                                         Three Months Ended
                                -------------------------------------
                                 March 31,   December 31,  April 1,
                                   2006         2005         2005
                                -----------  -----------  -----------
Net sales                       $    1,526   $    1,479   $    1,442
Cost of sales                          835          814          867
                                -----------  -----------  -----------

Gross margin                           691          665          575
                                -----------  -----------  -----------

Selling, general and
 administrative                        187          171          159
Research and development               297          294          292
Reorganization of businesses
 and other                               -           (2)          10
Separation expenses                      -            -            5
                                -----------  -----------  -----------

Operating earnings                     207          202          109
                                -----------  -----------  -----------

Other income (expense)
 Interest income (expense), net         12            9           (5)
 Other                                  (1)          (6)         (10)
                                -----------  -----------  -----------

Total other income (expense)            11            3          (15)
                                -----------  -----------  -----------

Earnings before income taxes
 and cumulative effect of
 accounting change                     218          205           94
Income tax expense                      13           13            9
                                -----------  -----------  -----------

Earnings before cumulative
 effect of accounting change           205          192           85
Cumulative effect of accounting
 change, net of income taxes of
 $1                                      7            -            -
                                -----------  -----------  -----------

Net earnings                    $      212   $      192   $       85
                                -----------  -----------  -----------

Earnings per common share
 before cumulative effect of
 accounting change:
Basic                                 0.50         0.47         0.21
Diluted                               0.48         0.45         0.20
Cumulative effect of accounting
 change per common share:
Basic                                 0.02            -            -
Diluted                               0.02            -            -
Net earnings per common share:
Basic                                 0.52         0.47         0.21
Diluted                               0.50         0.45         0.20
Weighted average common shares
 outstanding:
Basic                                  408          409          401
Diluted                                425          429          416

            Freescale Semiconductor, Inc. and Subsidiaries
              Condensed Consolidated Segment Information
                             (Unaudited)
                            (In millions)

                                         Three Months Ended
                                -------------------------------------
                                 March 31,  December 31,   April 1,
                                   2006         2005         2005
                                ----------- ------------- -----------
Net sales:
Transportation and Standard
 Products                       $      653  $        649  $      646
Networking and Computing
 Systems                               351           338         349
Wireless and Mobile Solutions          506           476         427
Other                                   16            16          20
                                -------------------------------------

       Segment totals           $    1,526  $      1,479  $    1,442
                                ----------- ------------- -----------

Operating earnings:
Transportation and Standard
 Products                       $      129  $        117  $       96
Networking and Computing
 Systems                                81            73          56
Wireless and Mobile Solutions           34            38           6
Other                                  (37)          (26)        (49)
                                ----------- ------------- -----------

       Segment totals           $      207  $        202  $      109
                                ----------- ------------- -----------

            Freescale Semiconductor, Inc. and Subsidiaries
                Condensed Consolidated Balance Sheets
                            (In millions)

                                             March 31,   December 31,
                                               2006         2005
                                            ------------ ------------
                                            (Unaudited)
ASSETS
Cash, cash equivalents and short-term
 investments                                $     1,379  $     1,421
Accounts receivable, net                            545          535
Inventories                                         682          647
Other current assets                                358          367
                                            ------------ ------------

     Total current assets                         2,964        2,970
                                            ------------ ------------

Property, plant and equipment, net                2,042        2,035
Investments                                       1,726        1,616
Other assets                                        558          549
                                            ------------ ------------

     Total assets                           $     7,290  $     7,170
                                            ------------ ------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Notes payable                               $         6  $         7
Accounts payable                                    572          469
Accrued liabilities and other                       511          663
                                            ------------ ------------

     Total current liabilities                    1,089        1,139
                                            ------------ ------------

Long-term debt                                    1,230        1,230
Other liabilities                                   353          354

Total stockholders' equity                        4,618        4,447
                                            ------------ ------------

     Total liabilities and stockholders'
      equity                                $     7,290  $     7,170
                                            ------------ ------------




    CONTACT: Freescale Semiconductor, Inc., Austin
             Investors:
             Mitch Haws, 512-895-2454
             mitch.haws@freescale.com
             or
             Media:
             Glaston Ford, 512-895-6466
             glaston@freescale.com